Exhibit 23.1

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Stockholders and Board of Directors
Terra Income Fund 6, Inc.:

We have audited and reported separately herein on the consolidated financial statements of Terra Income Fund 6, Inc., and subsidiaries (the Company) as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021.

We have also previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statements of assets and liabilities of the Company, including consolidated schedules of investments, as of December 31, 2019 and 2018, September 30, 2018, 2017 and 2016, and the related consolidated statements of operations, changes in net assets, and cash flows for the year ended December 31, 2019, three-month transition period ended December 31, 2018, and the years ended September 30, 2018, 2017 and 2016, (none of which is presented herein), and we expressed unqualified opinions on these consolidated financial statements.

The senior securities table included in Part II, Item 5 of the Annual Report on Form 10-K for the year ended December 31, 2021, under the caption “Senior Securities” (the Senior Securities Table), has been subjected to audit procedures performed in conjunction with the audit of the Company’s respective consolidated financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the respective consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with instructions to the Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the respective consolidated financial statements as a whole.

/s/ KPMG LLP

New York, New York
March 30, 2022

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